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                                                                     EXHIBIT 1.2

                                 3,125,000 UNITS

                              RETRAC MEDICAL, INC.

                            (A DELAWARE CORPORATION)


                         PARTICIPATING BROKER AGREEMENT
                         ------------------------------

                                                         _________________, 2001

Ladies and Gentlemen:

         We have agreed to arrange for the purchase on a best-efforts basis from Retrac Medical, Inc., a Delaware corporation (the "Company"), an aggregate of 3,125,000 units as defined in the Prospectus ("Units"). The Units and certain of the terms on which they are being purchased and offered are more fully described in the enclosed Prospectus. We intend to sell the Units as the Company's agent on a best-efforts, all-or-none basis as to 2,500,000 Units and on a best-efforts basis for the remaining Units in a public offering (the "Offering"). We and the Company have entered into an escrow agreement (the "Escrow Agreement") with U.S. Bank National Association (the "Escrow Agent") to establish an escrow account (the "Escrow Account") in which funds received from subscribers will be deposited pending completion of the escrow period.

         We are offering to certain brokers (the "Participating Brokers") the right to participate in the offer and sale of the Units on behalf of the Company at the initial public offering price of $8.00 per Unit.

         You confirm that you are a Participating Broker who is actually engaged in the investment banking or securities business and who is either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) a dealer with its principal place of business located outside the United States, its territories or its possessions and not registered under the Securities Exchange Act of 1934 (the "1934 Act") who hereby agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. In making any sales you hereby agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, and if you are a foreign dealer and not a member of the NASD you also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though you were a member of the NASD, with the provisions of Rules 2730 and 2750 of such Rules, and to comply with Rule 2420 of the Conduct Rules as that rule applies to a nonmember foreign dealer. You, by your execution of this Agreement, represent that neither you nor any of your directors, officers, partners or "persons associated with you" (as defined in the Bylaws of the NASD) nor, to your knowledge, any "related persons" (as defined by Rule 2750 of the Conduct Rules) have participated or intend to participate in any transaction or dealings as to which documents or information are required to be filed with the NASD pursuant to Rule 2750 or the NASD's Venture Capital Restrictions set forth in Conduct Rule 2710, as amended, and as to which such documents or information have not been so filed in a timely manner. You also acknowledge and represent that you have never acquired any unregistered securities of the Company.

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         The initial public offering price of the Units is to be $8.00 per Unit.
You shall be entitled to receive a commission of __% of the proceeds from the sale of Units by you. In addition, we agree to reallow to you a portion of our non-accountable fees in the amount of __% of the proceeds from the sale of Units by you.

         All orders will be strictly subject to confirmation, and we reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company or us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Units. No dealer is authorized to act as agent for the Company or us when offering the Units to the public or otherwise.

         You may offer the Units only at the initial public offering price, subject to the terms and conditions hereof.

         You confirm that you will at all times comply with the provisions of Rule 10b-9 and Regulation 15c2-4 under the 1934 Act applicable to this offering. You agree that you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Units or the shares or warrants which constitute the Units in the open market or otherwise make a market in the Units or the shares or warrants which constitute the Units or in any way attempt to induce others to purchase Units or the shares or warrants which constitute the Units in the open market. Nothing contained in this paragraph shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         Until the minimum offering is met, you shall promptly, upon receipt of any and all checks, drafts and money orders received from prospective purchasers of the Units, deliver same to the Escrow Agent for deposit in the Escrow Account by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Units purchased and the amount paid therefor. Any checks received which are made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. You agree that you are bound by the terms of the Escrow Agreement.

         This Agreement shall terminate at the close of the offering of the Units, unless earlier terminated. We may terminate this Agreement at any time by written, facsimile, or telegraphic notice to you.

         You agree to indemnify us and to hold us harmless and each person, if any, who controls us, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), against any and all losses, claims, damages, or liabilities to which we may become subject as a result of your breach of this Agreement or of your failure to perform any of the promises contained herein, and will also reimburse us, or any controlling person thereof, for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations of the Securities and Exchange Commission (the "Commission") issued thereunder.

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         Upon application to us, we will inform you as to the jurisdictions in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Units in any jurisdiction.

         You confirm that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and confirm that you have complied and will comply therewith. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act, or the 1934 Act or the rules and regulations of the Commission thereunder.

         Any notice from us to you shall be deemed to have been duly given if mailed; telegraphed or transmitted via facsimile to you at the address to which this Agreement is mailed.



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         Please confirm your agreement hereto by signing and returning at once to us, at Centex Securities Incorporated, 7863 Girard Avenue, Suite 302, La Jolla, California 92037, Attention: Syndicate Department, the enclosed duplicate of this letter. Upon receipt thereof this letter and such signed duplicate copy will evidence the agreement between us.

                                        Very truly yours,
                                        CENTEX SECURITIES INCORPORATED



                                        By:
                                           --------------------------------
                                               Bruce Biddick, President


Confirmed as of the date first above written:

______________________________(Firm Name)


By:___________________________(Authorized Representative)


______________________________(Address)

______________________________(Telephone Number)

______________________________(Tax I.D. Number)


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